Exhibit 99.1

       Alaska Communications Systems Reports Second Quarter 2006 Results

    ANCHORAGE, Alaska--(BUSINESS WIRE)--July 27, 2006--Alaska
Communications Systems Group, Inc. (NASDAQ:ALSK):

    --  Revenue Increased 4.7% to $85.1 Million Compared to Second
        Quarter 2005

    --  Wireless Revenue Rose 26.2% to $26.9 Million

    -- Cash Provided by Operating Activities Reached $22.7 Million and Grew 11.6%

    --  EBITDA of $30.1 Million Grew 3.8% over Second Quarter 2005

    --  Retail Relationships Expanded to More than 432,600

    Alaska Communications Systems Group, Inc. ("ACS") (NASDAQ:ALSK) today reported financial results for its second quarter and six months ended June 30, 2006.
    "We are proud of our second quarter financial performance and strategic accomplishments," said Liane Pelletier, ACS president and chief executive officer. "We continue to drive results by executing strategies to grow our customer base, streamline our business processes and leverage our assets. The second quarter is typically a seasonally strong quarter, and this year is no different as we increased retail relationships by 7,600, led by 5,000 wireless subscriber additions. At the same time, we continued to convert TDMA subscribers to CDMA, with 85 percent of our retail subscribers now on CDMA, and continued building our CDMA and DSL footprints. These accomplishments were achieved with lower headcount this year than last."
    "Additionally, year over year achievements are significant. Retail access line losses have stabilized at 3 percent, DSL subscriber growth topped 35 percent, long distance customers grew 19 percent and ACS wireless customers grew by 15 percent. As ACS total revenues grew by almost 5 percent, ACS wireless revenues grew by 26 percent. The contribution to total revenue from wireless now stands at 32 percent, up from 26 percent a year ago. Profitable ACS wireless growth continues even as the Alaskan wireless market has become more promotional and competitive. In the face of that increased competition, ACS remains focused on delivering superior product quality. ACS has been 'drive testing' its wireless services alongside those of its competitors and has been sharing specific results of the tests in advertising. The Anchorage results, for example, show that ACS users experience approximately 65 percent fewer dropped calls and approximately 73 percent fewer blocked calls than do those of the competition. These are meaningful service attributes for our customers and for those of our roaming partners, who visit the state with CDMA devices and enjoy quality mobile voice and data connections," commented Pelletier.
    "Enabled in large part by our Process Improvement efforts, we have effectively funded profitable revenue growth, and we have posted strong EBITDA and cash flow," concluded Pelletier.

    Financial Highlights: Second Quarter 2006 Compared to Second
Quarter 2005

    -- Revenues were $85.1 million, a 4.7 percent increase over second quarter 2005 revenues of $81.2 million.

    -- Operating income increased 48.9 percent to $12.2 million compared to the second quarter 2005 operating income of $8.2 million.

    -- The company posted net income of $13.5 million, or $0.32 per share, inclusive of non-recurring gains of $6.7 million from the liquidation of Rural Telephone Bank (RTB) class C stock that settled in April and $2.0 million from the Crest terrestrial asset purchase. The net loss for the second quarter 2005 was $312,000, or a net loss of $0.01 per share.

    -- Net cash provided by operating activities increased to $22.7 million, or 11.6 percent, compared to $20.3 million of net cash in the same period a year ago.

    -- EBITDA was $30.1 million, an increase of 3.8 percent, compared to $29.0 million for the year ago period.

    David Wilson, ACS senior vice president and chief financial officer, stated, "Solid execution against our strategic goals continues to drive cash flow expansion at ACS, with 'Cash Flows from Operations' growing by 11.6 percent and EBITDA by 3.8 percent. Major investments and uses of cash in the quarter included construction and capital expenditures of $12.2 million, comprising $5.6 million in maintenance capital expenditures and $6.6 million from our pre-funded capital program, and $9.0 million in dividend payments. Cash, restricted cash and investment balance increased $10.5 million sequentially to $35.6 million, providing adequate liquidity to complete our pre-funded capital expenditure program this year."

    Metric Highlights: Second Quarter 2006 Compared to First Quarter
2006

    -- Increased the total number of retail customer relationships across all product lines by approximately 7,600, or 1.8 percent, to more than 432,600.

    -- Increased wireless post-paid subscribers by 4.1 percent, or almost 4,600. Net of prepaid and wholesale wireless reductions, the company added over 4,700 wireless subscribers, bringing the total number of wireless subscribers to almost 123,900.

    -- Recorded average wireless monthly post-paid churn of 1.6 percent compared to 1.9 percent in the prior quarter. Overall average wireless monthly churn was 1.7 percent compared to 2.4 percent.

    -- Recorded wireless average revenue per user (ARPU) of $56.51, down from $57.30, inclusive of CETC revenue of $9.32 and $8.93, respectively. ARPU for the quarter was adversely impacted by an $800,000 increase in reserves, following a refinement in estimates for a customer segment based on collection history.

    -- Eighty-five percent of ACS retail subscribers are on the CDMA network, up from 77 percent at first quarter 2006.

    -- The ACS CDMA wireless network now covers 78 percent of the Alaskan population, approaching the 80 percent-plus population coverage target.

    -- Increased DSL by 4.7 percent, or 1,800 lines, to almost 40,000 lines.

    -- Increased long distance subscribers by over 2,000 to over 60,500 customers.

    -- Recorded over 197,000 retail local access lines, reflecting a retail access line decrease of approximately 380 lines, inclusive of the turn-down of 240 internal use lines. Pro forma for the turn-down of internal use lines, retail access decline was 0.1 percent.

    -- Recorded approximately 262,700 total local access lines. Total access lines decreased by 2,700, substantially all of which were wholesale and UNE lines.

    Six Months Financial Review

    For the six months ended June 30, 2006, total revenues were $167.7 million, which represented a 5.7 percent increase over revenues of $158.6 million for the same period last year. Net income for the six months ended June 30, 2006, was $5.1 million, or $0.12 per share, compared to a net loss of $28.8 million, or $0.74 per share, in the same period in 2005. Net cash provided by operating activities for the first half of 2006 was $37.9 million, as compared to $15.1 million in the same period in 2005. EBITDA for the six months ended June 30, 2006 was $58.4 million, an increase of 3.1 percent from $56.7 million in the same period last year.

    2006 Business Outlook

    Reaffirming guidance for the full-year 2006, revenues are expected to be in the range of $335 million to $345 million, and EBITDA is expected to be in the range of $112 million to $116 million, exclusive of stock-based compensation. For the year 2006, net cash interest expense is expected to be approximately $28 million.
    ACS has also reaffirmed 2006 capital expenditure guidance to be approximately $58 million, comprised of maintenance capital expenditures of approximately $37 million and pre-funded growth capital expenditures, DSL footprint expansion and process improvement initiatives of approximately $21 million, with investment for both categories back loaded to the second half of the year.

    Conference Call

    The company will host a conference call and live webcast today at 5:00 p.m. Eastern Time to discuss the second quarter results. For parties in the United States and Canada, call 866-250-2351 to access the earnings call. International parties can access the call at 303-262-2050. Additionally, ACS will offer a live webcast of the conference call, accessible from the "Investor Relations" section of the company's website (www.alsk.com). The webcast will be archived on the ACS website. A telephonic replay of the conference call will also be available two hours after the call and will run until Monday, July 31, 2006 at midnight ET. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter pass code 11065532. International parties should call 303-590-3000 and enter pass code 11065532.

    About Alaska Communications Systems

    ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska. More information can be found on the company's website at www.acsalaska.com or at its investor site at www.alsk.com.

    Forward Looking EBITDA Guidance

    This press release includes management's estimate of EBITDA for the year ending December 31, 2006. Management believes the most directly comparable GAAP measure would be "Net cash provided by operating activities." Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in this comparable GAAP measure, the Company is not providing an estimate of year-end net cash provided by operating activities at this time.

    Forward-Looking Statements

    We have included in this press release certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors are, without limitation, rapid technological developments and changes in the telecommunications industry; ongoing deregulation and increased competition; changes in our revenue from Universal Service Funds; regulatory limitations on our ability to change our pricing for communications services; changes in accounting policies or practices; our ability to bundle our products and services; changes in the demand for our products and services; changes in general industry and market conditions; changes in interest rates or other general national, regional or local economic conditions; governmental and public policy changes; our ability to generate sufficient earnings and cash flows to continue to make dividend payments to our stockholders; the continued availability of financing necessary to support our future business; and the success of any future acquisitions. For further information regarding risks and uncertainties associated with ACS' business, please refer to the company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" on our annual report on Form 10-K for the year ended December 31, 2005 and on Form 10-Q for the quarter ended March 31, 2006. Copies of our SEC filings may be obtained by contacting our investor relations department at (907) 564-7556 or by visiting our investor relations website at http://www.alsk.com. All information in this release is as of July 27, 2006. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.



                                                            Schedule 1

               ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
          (Unaudited, in Thousands, Except per Share Amounts)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Operating revenues:
   Local telephone             $ 47,486  $ 50,341  $ 95,761  $101,906
   Wireless                      26,946    21,354    51,454    38,410
   Internet                       6,089     5,508    12,075    10,569
   Interexchange                  4,550     4,022     8,423     7,748
                               --------- --------- --------- ---------
      Total operating revenues   85,071    81,225   167,713   158,633

Operating expenses:
   Local telephone               31,519    30,841    63,628    61,652
   Wireless                      14,931    11,990    28,745    22,020
   Internet                       6,696     5,590    14,588    10,839
   Interexchange                  3,322     3,929     5,426     7,911
   Depreciation and
    amortization                 16,034    20,692    33,131    41,105
   Loss (gain) on disposal of
    assets, net                     383         -     1,105       (68)
                               --------- --------- --------- ---------
      Total operating expenses   72,885    73,042   146,623   143,459

Operating income                 12,186     8,183    21,090    15,174

Other income and expense:
   Interest expense              (7,643)   (8,865)  (15,617)  (18,631)
   Loss on extinguishment of
    debt                              -         -    (9,650)  (26,204)
   Interest income                  402       412       794       906
   Other                          8,561       (42)    8,517       (87)
                               --------- --------- --------- ---------
      Total other income
       (expense)                  1,320    (8,495)  (15,956)  (44,016)
                               --------- --------- --------- ---------

Net profit (loss)              $ 13,506  $   (312) $  5,134  $(28,842)
                               ========= ========= ========= =========

Profit (loss) per share:
   Basic                       $   0.32  $  (0.01) $   0.12  $  (0.74)
                               ========= ========= ========= =========
   Diluted                     $   0.31  $  (0.01) $   0.12  $  (0.74)
                               ========= ========= ========= =========

Weighted average shares
 outstanding:
   Basic                         41,989    40,896    41,891    38,824
                               --------- --------- --------- ---------
   Diluted                       44,189    40,896    43,919    38,824
                               --------- --------- --------- ---------


                                                            Schedule 2

               ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                      CONSOLIDATED BALANCE SHEETS
          (Unaudited, In Thousands Except Per Share Amounts)


                                             June 30,    December 31,
                  Assets                       2006          2005
                                           ------------- -------------
Current assets:
  Cash and cash equivalents                $     32,123  $     28,877
  Restricted cash                                 3,450         4,415
  Short-term investments                              -        10,525
  Accounts receivable-trade, net of
   allowance of $6,742 and $6,206                38,289        41,080
  Materials and supplies                         10,318         7,885
  Prepayments and other current assets            4,347         3,445
                                           ------------- -------------
      Total current assets                       88,527        96,227

Property, plant and equipment                 1,128,700     1,116,780
Less: accumulated depreciation and
 amortization                                   742,442       718,750
                                           ------------- -------------
  Property, plant and equipment, net            386,258       398,030

Goodwill                                         38,403        38,403
Intangible Assets                                21,604        21,688
Debt issuance costs                              10,395        11,733
Deferred charges and other assets                20,059        10,332
                                           ------------- -------------
Total assets                               $    565,246  $    576,413
                                           ============= =============

            Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
  Current portion of long-term obligations $      1,003  $        683
  Accounts payable-affiliate                      2,963         2,844
  Accounts payable, accrued and other
   current liabilities                           51,007        54,920
  Advance billings and customer deposits          9,735         9,712
                                           ------------- -------------
      Total current liabilities                  64,708        68,159

Long-term obligations, net of current
 portion                                        437,538       444,895
Other deferred credits and long-term
 liabilities                                     80,411        82,223
                                           ------------- -------------
Total liabilities                               582,657       595,277
                                           ------------- -------------

Stockholders' equity (deficit):
  Common stock, $.01 par value; 145,000
   shares authorized, 46,625 and 46,230
   shares issued and 42,076 and 41,681
   shares outstanding, respectively                 466           462
  Treasury stock, 4,549 shares at cost          (18,443)      (18,443)
  Paid in capital in excess of par value        319,088       333,522
  Accumulated deficit                          (329,593)     (334,727)
  Accumulated other comprehensive income         11,071           322
                                           ------------- -------------
      Total stockholders' equity (deficit)      (17,411)      (18,864)
                                           ------------- -------------
Commitments and contingencies
Total liabilities and stockholders' equity
 (deficit)                                 $    565,246  $    576,413
                                           ============= =============


                                                          Schedule 3

               ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                       (Unaudited, in Thousands)

                              Three Months Ended    Six Months Ended
                                   June 30,             June 30,
                              ------------------- --------------------
                                 2006      2005      2006       2005
                              --------- --------- --------- ----------
Cash Flows from Operating
 Activities:
  Net profit (loss)           $ 13,506  $   (312) $  5,134  $ (28,842)
  Adjustments to reconcile
   net income to net cash
   provided (used) by
   operating activities:
    Depreciation and
     amortization               16,034    20,692    33,131     41,105
    Loss (gain) on disposal
     of assets, net                383         -     1,105        (68)
    Gain on sale of long-term
     investments                (6,685)        -    (6,685)         -
    Amortization of debt
     issuance costs and
     original issue discount       479       670     4,213     14,477
    Stock based compensation     1,647       209     3,223        539
    Other deferred credits        (617)      666    (3,534)    (3,416)
    Changes in components of
     working capital:
      Accounts receivable and
       other current assets     (4,959)   (3,733)     (544)    (3,888)
      Accounts payable and
       other current
       liabilities               2,310       881     1,772     (7,903)
      Deferred charges and
       other assets                570     1,244        44      3,113
                              --------- --------- --------- ----------
  Net cash provided by
   operating activities       $ 22,668  $ 20,317  $ 37,859  $  15,117

Cash Flows from Investing
 Activities:
    Construction and capital
     expenditures              (11,203)  (22,783)  (26,937)   (29,965)
    Purchase of short-term
     investments               (12,425)  (16,795)  (19,925)   (67,745)
    Proceeds from the sale of
     short-term investments     14,425    28,200    30,450     83,000
    Sale of long-term
     investments                 7,663         -     7,663          -
    Placement of funds in
     restricted account              -      (300)        -       (300)
    Release of funds from
     escrow                        965       445       965        445
                              --------- --------- --------- ----------
  Net cash used by investing
   activities                     (575)  (11,233)   (7,784)   (14,565)

Cash Flows from Financing
 Activities:
    Payments of long-term
     debt                         (193)     (173)  (61,463)  (405,330)
    Proceeds from the
     issuance of long-term
     debt                            -         -    52,900    335,000
    Debt issuance costs              -         -    (1,349)   (10,637)
    Payment of dividend on
     common stock               (9,020)   (8,123)  (17,356)   (13,802)
    Issuance of common stock       564     3,928       439     88,206
    Stock issuance costs             -         -         -     (7,817)
                              --------- --------- --------- ----------
  Net cash used by financing
   activities                   (8,649)   (4,368)  (26,829)   (14,380)

Increase/(decrease) in cash
 and cash equivalents           13,444     4,716     3,246    (13,828)

Cash and cash equivalents,
 beginning of period            18,679    32,116    28,877     50,660
                              --------- --------- --------- ----------
Cash and cash equivalents,
 end of period                $ 32,123  $ 36,832  $ 32,123  $  36,832
                              ========= ========= ========= ==========

Supplemental Cash Flow Data:
  Interest paid               $  6,961  $  5,237  $ 16,953  $  21,539
  (Increase)/decrease in
   accounts payable for
   construction and capital
   expenditures                 (1,040)        -     6,279          -

Supplemental Noncash
 Transactions:
  Interest rate swap          $ (5,100) $  4,631  $(10,749) $   2,175
  Dividend declared, but not
   paid                            (28)     (163)   (9,060)    (8,303)
  Stock funding of pension
   plan                              -       599         -        599



                                                            Schedule 4

               ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                 SCHEDULE OF LOCAL TELEPHONE REVENUES
                       (Unaudited, in Thousands)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Local telephone revenue:
  Local network service        $ 20,159  $ 21,512  $ 40,056  $ 43,730
  Network access                 22,093    22,798    46,119    46,148
  Deregulated and other           5,234     6,031     9,586    12,028
                               --------- --------- --------- ---------
Total local telephone revenue  $ 47,486  $ 50,341  $ 95,761  $101,906
                               ========= ========= ========= =========


                                                            Schedule 5

               ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                    SCHEDULE OF EBITDA CALCULATION
                       (Unaudited, in Thousands)

                               Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Net cash provided (used) by
 operating activities          $ 22,668  $ 20,317  $ 37,859  $ 15,117
  Adjustments to reconcile net
   income to net cash
   (provided) used by
   operating activities:
     Depreciation and
      amortization              (16,034)  (20,692)  (33,131)  (41,105)
     Gain (loss) on disposal
      of assets, net               (383)        -    (1,105)       68
     Gain on sale of long-term
      investments                 6,685         -     6,685         -
     Amortization of debt
      issuance costs and
      original issue discount      (479)     (670)   (4,213)  (14,477)
     Stock based compensation    (1,647)     (209)   (3,223)     (539)
     Other deferred credits         617      (666)    3,534     3,416
     Changes in components of
      working capital:
       Accounts receivable and
        other current assets      4,959     3,733       544     3,888
       Accounts payable and
        other current
        liabilities              (2,310)     (881)   (1,772)    7,903
       Deferred charges and
        other assets               (570)   (1,244)      (44)   (3,113)
                               --------- --------- --------- ---------
Net profit (loss)              $ 13,506  $   (312) $  5,134  $(28,842)
  Add (subtract):
     Interest expense             7,643     8,865    15,617    18,631
     Loss on extinguishment of
      debt                            -         -     9,650    26,204
     Interest income               (402)     (412)     (794)     (906)
     Depreciation and
      amortization               16,034    20,692    33,131    41,105
     (Gain) loss on disposal
      of assets, net                383         -     1,105       (68)
     Gain on Crest asset
      purchase                   (1,979)        -    (1,979)        -
     Gain on sale of long-term
      investment                 (6,685)        -    (6,685)        -
     Stock based compensation     1,647       209     3,223       539
                               --------- --------- --------- ---------
       EBITDA                  $ 30,147  $ 29,042  $ 58,402  $ 56,663
                               ========= ========= ========= =========


Note: In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed its net gain before interest expense, provisions for taxes, depreciation expense, amortization of intangibles and stock based compensation expense (EBITDA) because the Company believes it is an important indicator as it provides information about our ability to service debt, pay dividends and fund capital expenditures. EBITDA is not a GAAP measure and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.



                                                            Schedule 6

               ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
        Allocation of Stock Based Compensation between Segments
                       (Unaudited, in Thousands)

                  Three Months Ended           Three Months Ended
                    June 30, 2006                June 30, 2005
             ---------------------------- ----------------------------
                As                          As
             reported   Stock             reported   Stock
                on      Based               on       Based
             Schedule   Compen-           Schedule   Compen-
                 1      sation  Adjusted     1       sation  Adjusted
             --------- -------- --------- --------- -------- ---------
Operating
 expenses:
 Local
  telephone    31,519   (1,416)   30,103    30,841     (182)   30,659
 Wireless      14,931     (158)   14,773    11,990      (19)   11,971
 Internet       6,696      (63)    6,633     5,590       (7)    5,583
 Inter-
  exchange      3,322      (10)    3,312     3,929       (1)    3,928
 Depreci-
  ation and
  amorti-
  zation       16,034        -    16,034    20,692        -    20,692
 Loss on
  disposal
  of assets,
  net             383        -       383         -        -         -
             --------- -------- --------- --------- -------- ---------
  Total
   operating
   expenses  $ 72,885  $(1,647) $ 71,238  $ 73,042  $  (209) $ 72,833
             ========= ======== ========= ========= ======== =========


                   Six Months Ended             Six Months Ended
                    June 30, 2006                June 30, 2005
             ---------------------------- ----------------------------
                As                           As
              reported  Stock              reported  Stock
                on      Based                on      Based
              Schedule  Compen-            Schedule  Compen-
                 1      sation  Adjusted      1      sation  Adjusted
             --------- -------- --------- --------- -------- ---------
Operating
 expenses:
 Local
  telephone    63,628   (2,774)   60,854    61,652     (470)   61,182
 Wireless      28,745     (308)   28,437    22,020      (48)   21,972
 Internet      14,588     (122)   14,466    10,839      (19)   10,820
 Inter-
  exchange      5,426      (19)    5,407     7,911       (2)    7,909
 Depreci-
  ation and
  amorti-
  zation       33,131        -    33,131    41,105        -    41,105
 (Gain) loss
  on
  disposal
  of assets,
  net           1,105        -     1,105       (68)       -       (68)
             --------- -------- --------- --------- -------- ---------
  Total
   operating
   expenses  $146,623  $(3,223) $143,400  $143,459  $  (539) $142,920
             ========= ======== ========= ========= ======== =========


The balances reported on Schedule 1 - Statement of Operations, include the company's adoption of FAS 123R Accounting for Stock-Based Compensation. This schedule shows the company's operating performance prior to that expense being recorded to allow analysis of the operating segments without these noncash charges. Prior year comparison numbers have also been adjusted for a reclassification of costs from Interexchange to Wireless to better reflect underlying product profitability.



                                                            Schedule 7

               ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
          Investment in Construction and Capital Expenditures
                       (Unaudited, in Thousands)

                           Three Months   Six Months   Twelve Months
                              Ended         Ended          Ended
                             June 30,      June 30,     December 31,
                               2006          2006           2005
                           ------------- ------------- ---------------
Construction and capital
 expenditures                    11,203        26,937          58,422

Increase/(decrease) in
 accounts payable for
 construction and capital
 expenditures                     1,040        (6,279)          5,975
                           ------------- ------------- ---------------
Investment in construction
 and capital               $     12,243  $     20,658  $       64,397
                           ============= ============= ===============
  Growth                          6,650        10,716          26,735

  Maintenance                     5,593         9,942          35,044

  Investment funded by
   excess 2005 cash                   -             -           2,618
                           ------------- ------------- ---------------
Investment in construction
 and capital               $     12,243  $     20,658  $       64,397
                           ============= ============= ===============


                                                           Schedule 8A

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                       KEY OPERATING STATISTICS
                             (Unaudited)

                                          June 30,  March 31, June 30,
                                            2006      2006      2005
                                         --------- --------- ---------

Local telephone:
  Retail access lines                     197,031   197,415   203,224
  Resale access lines                      12,504    13,030    15,109
  UNE loop lines                           46,482    48,231    59,271
  UNE platform lines                        6,749     6,805     6,454
                                         --------- --------- ---------
  Total local telephone access lines      262,766   265,481   284,058
                                         ========= ========= =========
  Average local telephone access lines
   for the quarter                        264,124   268,183   286,021
  Average monthly local telephone
   revenue per line for the quarter      $  59.93  $  60.00  $  58.67
  Quarterly growth rate in local
   telephone access lines                    -1.0%     -2.0%     -1.4%

Wireless:
  Covered population                      533,930   527,509   508,628

  Post-paid wireless subscribers          115,770   111,178    95,145
    Average post-paid wireless
     subscribers                          113,474   109,161    91,660
    Quarterly growth rate -- post-paid
     wireless subscribers                     4.1%      3.8%      7.9%

    Activations for the quarter            10,412    10,654    12,089
    Deactivations for the quarter           5,820     6,620     5,118
    Average monthly churn for the
     quarter                                  1.6%      1.9%      1.7%

    Average monthly revenue per
     subscriber for the quarter(a)       $  58.85  $  60.36  $  60.19

  Prepaid wireless subscribers              4,540     4,103     7,280
  Resale wireless subscribers               3,582     3,859     5,296

  Total wireless subscribers              123,892   119,140   107,721
    Average subscribers for the quarter   121,516   118,339   105,000
    Quarterly growth rate                     4.0%      1.4%      5.3%

    Activations for the quarter            11,441    10,714    12,912
    Deactivations for the quarter           6,689     9,111     7,470
    Average monthly churn for the
     quarter                                  1.7%      2.4%      2.2%

    Penetration                              23.2%     22.6%     21.2%
    Quarterly minutes of use (000's)      198,821   152,220   128,063

    Average monthly revenue per
     subscriber for the quarter(a)       $  56.51  $  57.30  $  55.55

Long Distance:
  Long distance subscribers                60,556    58,552    50,701
  Quarterly minutes of use (000's)         53,905    47,737    41,297
  Average subscribers for the quarter 59,554 57,435 49,622 Average monthly revenue per subscriber
   for the quarter                       $  25.47  $  22.48  $  27.02

Internet:
  DSL subscribers                          39,982    38,179    29,502
  Dial-up subscribers                      14,738    15,846    20,915
                                         --------- --------- ---------
  Total Internet subscribers               54,720    54,025    50,417
                                         ========= ========= =========

  Average subscribers for the quarter      54,373    53,635    49,758
  Average monthly DSL & dial-up revenue
   per subscriber for the quarter        $  29.09  $  29.23  $  30.38

(a) Wireless ARPU has been restated to exclude late fees and early termination charges and to allocate competitive eligible telecommunications carrier (CETC) revenue only to postpaid and wholesale subscribers. CETC added $7.63 to postpaid wireless ARPU in the second quarter of 2005 and $9.33 and $9.66 in the first and second quarter of 2006. CETC added $7.31 to total wireless ARPU in the second quarter of 2005 and $8.93 and $9.32 in the first and second quarter of 2006.


                                                           Schedule 8B

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                       KEY OPERATING STATISTICS
                             (Unaudited)

                               June 30,    March 31,
                                 2006        2006      Net Movement
                              ----------- ------------ ------------

Local telephone retail access
 lines                           197,031      197,415         (384)
  Add back: internal lines
   disconnected                                                240
                                                       ------------
                                                              (144)
Post-paid wireless
 subscribers                     115,770      111,178
Prepaid wireless subscribers       4,540        4,103
                              ----------- ------------
                                 120,310      115,281        5,029
                              ----------- ------------

Long distance subscribers         60,556       58,552        2,004

DSL and dial up subscribers       54,720       54,025          695
                              ----------- ------------ ------------

  Total retail relationships     432,617      425,273        7,584 (a)
                              =========== ============ ============


(a) Net movement in total retail relationships inclusive of a 240 adjustment for disconnected internal use lines.

    CONTACT: Alaska Communications Systems
             Meghan Stapleton, 907-297-3000 (Media)
             meghan.stapleton@acsalaska.com
             or
             Lippert/Heilshorn & Associates
             Kirsten Chapman, 415-433-3777 (Investors) kirsten@lhai-sf.com